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                                                                    EXHIBIT 21.1

                             HARCOURT GENERAL, INC.

                                  SUBSIDIARIES

                                                               JURISDICTION OF
                         SUBSIDIARY                             INCORPORATION
                         ----------                           -----------------
270093 Alberta Ltd.                                           Canada
A.S.I. (UK) Limited                                           England
Academic Press Limited                                        England
Alison Licensing, Inc                                         Delaware
Bailliere Tindall Limited                                     England
California College for Health Sciences                        California
Career Care, Inc.                                             Delaware
DBM Australia Limited                                         Delaware
DBM Belgium, S.A.                                             Belgium
DBM Career Management (Singapore) Pte Ltd                     Singapore
DBM France, S.A.                                              France
DBM International, Inc.                                       Delaware
DBM New Zealand Limited                                       New Zealand
DBM Training and Consulting, Inc.                             Delaware
Deltak Ges.m.b.H                                              Austria
Drake Beam Morin -- Alberta Inc.                              Canada
Drake Beam Morin-Canada, Inc.                                 Ontario
Drake Beam Morin Career Management Limited                    Hong Kong
Drake Beam Morin, Inc.                                        Delaware
Drake Beam Morin plc                                          England and Wales
Drake Beam Morin (Saskatchewan) Inc.                          Canada
Ediciones Harcourt, S.A.                                      Spain
Educalivres Group Inc. -- Group Educalivres Inc.              Quebec
Educatief B.V                                                 Netherlands
Edunetics Corporation                                         Delaware
Edunetics International B.V                                   Netherlands
Edunetics Limited                                             Israel
English Language Institute, Inc.                              Delaware
Eurodidakt B.V                                                Netherlands
Eurodidakt Holding B.V                                        Netherlands
Executive In Residence, Inc.                                  New York
Foundation for Marine Animal Husbandry, Inc.                  Florida
GCLRA, LLC                                                    Delaware
GMN, Inc.                                                     Delaware
GWN, LLC                                                      Delaware
Go Blue Nova Scotia Company                                   Nova Scotia
Grune & Stratton Limited                                      England
HG Land Co., Inc.                                             Delaware
HGI Investment Trust                                          Massachusetts

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
                                                               JURISDICTION OF
                         SUBSIDIARY                             INCORPORATION
                         ----------                           -----------------
HGI Securities Corp.                                          Massachusetts
HLR, LLC                                                      Delaware
HRW and WBS Canada Corporation, Inc.                          New York
HRW Distributors, Inc.                                        Delaware
Harcourt, Inc.                                                Delaware
Harcourt Anytime Anywhere Learning Limited                    England
Harcourt Asia Pte Ltd                                         Singapore
Harcourt Assessment Systems, Inc.                             Delaware
Harcourt Australia Pty Limited                                Australia
Harcourt Brace Andina, S.A.                                   Colombia
Harcourt Brace Argentina, S.A.                                Argentina
Harcourt Brace de Venezuela, C.A                              Venezuela
Harcourt Canada Holdings, Ltd.                                Ontario
Harcourt Canada, Ltd.                                         Ontario
Harcourt Comprehensive CPA Review, Inc.                       Delaware
Harcourt FSC, Inc.                                            US Virgin Islands
Harcourt General Services, Inc.                               Delaware
Harcourt Higher Education, Inc.                               Massachusetts
Harcourt Hong Kong Limited                                    Hong Kong
Harcourt (India) Pvt. Ltd.                                    India
Harcourt Japan, Inc.                                          Japan
Harcourt Learning Direct (Australasia) Pty Ltd                Australia
Harcourt Learning Direct, Inc.                                Massachusetts
Harcourt New Zealand Pty Limited                              Australia
Harcourt Professional Education Group, Inc.                   Delaware
Harcourt Publishers International, Inc.                       Delaware
Harcourt Publishers Limited                                   England
Holt, Rinehart and Winston Limited                            England
Human Nature, Inc.                                            Delaware
ICS Acquisition Company                                       Florida
ICS Intangibles Holding Company                               California
Innovation Research, Inc.                                     Delaware
International Correspondence Schools, Inc.                    Pennsylvania
International Correspondence Schools Limited                  England
International Correspondence Schools                          New Zealand
  (New Zealand) Limited
International Correspondence Schools                          England
  (Overseas) Limited
Intertext Group Limited                                       England
Intext International Sales Corp.                              Delaware
James Martin Insight, Inc.                                    Illinois
KO Corporation                                                Delaware
Kentucky School of Technology, Inc.                           Delaware
Knowledge Communication, Inc.                                 Delaware

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
                                                               JURISDICTION OF
                         SUBSIDIARY                             INCORPORATION
                         ----------                           -----------------
Louisiana CPA Review, Inc.                                    Delaware
M-Mash, Inc.                                                  Colorado
Morgan Kaufmann Publishers, Incorporated                      California
Mosby Holdings Corp.                                          Delaware
Mosby, Inc.                                                   Missouri
Mosby International Limited                                   England
Mosby Italia Srl                                              Italy
Mosby Parent Corp.                                            Delaware
NBD Incorporated                                              Delaware
NETg Applied Learning GmbH                                    Switzerland
NETg Australia Pty Limited                                    Australia
NETG Direct, Inc.                                             Delaware
NETg GmbH                                                     Austria
NETg GmbH                                                     Germany
NETG Holding, Inc.                                            Delaware
NETg, Inc.                                                    Delaware
NETg Ireland Limited                                          Ireland
NETG Limited                                                  England
NETG S.A.                                                     France
N.T.I. Nederlands Talen Instituut B.V                         Netherlands
National Education Centers, Inc.                              California
National Education Corporation                                Delaware
National Education Enterprises, Inc.                          California
National Education International Corp.                        California
National Education Payroll Corp.                              California
National Education Training Group Harcourt AB                 Sweden
National Education Training Group, Inc.                       Nevada
National Learning Systems, Inc.                               Delaware
SV Distribution Company                                       Delaware
Spectrum Interactive Incorporated                             Delaware
Steck-Vaughn Company                                          Delaware
Steck-Vaughn Publishing Corporation                           Delaware
T & A D Poyser Limited                                        England
The Psychological Corporation                                 New York
The Psychological Corporation Limited                         England
The School of Accountancy Limited                             Scotland
W. B. Saunders Company Limited                                England
Wolfe Medical Publications Limited                            England

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